Exhibit 99.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Most Home Corp., a Nevada corporation (the "Company"), on Form 10-QSB for the quarter ending January 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Scott Munro, Treasurer and Principal Financial Officer of the Company, certify, pursuant to s. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. s. 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 24, 2003	/s/ Scott Munro Scott Munro Treasurer and Principal Financial Officer